Exhibit 99.1

Research Alliance Corp. I Announces Effectiveness of Registration Statement for Proposed Business Combination with POINT. Special Meeting Scheduled for June 29, 2021

June 9, 2021 –BOSTON, MA – Therapeutics Acquisition Corp. d/b/a Research Alliance Corp. I, a Delaware corporation (“the Company”) (Nasdaq: RACA) announced today that its registration statement on Form S-4 (File Number 333-254600) (as amended, the “Registration Statement”), relating to the previously announced business combination (the “Business Combination”) with POINT Biopharma Inc. (“POINT”), has been declared effective by the U.S. Securities and Exchange Commission (“SEC”) and that it will commence mailing a definitive proxy statement/prospectus relating to the Special Meeting (the “Special Meeting”) of the Company’s stockholders to be held on June 29, 2021 in connection with the Business Combination. The proxy statement/prospectus is being mailed to the Company’s stockholders of record as of the close of business on June 4, 2021 (the “Record Date”). Notice of the Special Meeting will be mailed on or about June 9, 2021 to stockholders of record as of the Record Date.

About POINT Biopharma

POINT Biopharma is a globally focused radiopharmaceutical company building a platform for the clinical development and commercialization of radioligands that fight cancer. POINT is combining a portfolio of best-in-class radiopharmaceutical assets, a seasoned management team, strategic partnerships in radioisotope supply, manufacturing technology and novel direct-to-patient targeting to revolutionize theragnostic drug development and radioligand commercialization. Learn more at https://www.pointbiopharma.com.

About Therapeutics Acquisition Corp, d/b/a Research Alliance Corp. I

Research Alliance Corp. I is sponsored by RA Capital Management, L.P., and is led by Chairman and CEO Peter Kolchinsky, PhD and CFO Matthew Hammond, PhD. Research Alliance Corp. I is a blank check company formed for the purpose of effecting a business combination with one or more businesses in the healthcare industry.

About RA Capital Management

RA Capital is a multi-stage investment manager dedicated to evidence-based investing in public and private healthcare and life science companies that are developing drugs, medical devices, and diagnostics. The flexibility of its strategy allows RA Capital to provide seed funding to startups and to lead private, IPO, and follow-on financings for its portfolio companies, allowing management teams to drive value creation from inception through commercialization.

Important Information About the Business Combination and Where to Find It

A full description of the terms of the Business Combination is provided in a registration statement on Form S-4 filed with the SEC by Therapeutics Acquisition Corp. d/b/a/ Research Alliance Corp. I. (“RACA”) which includes a prospectus with respect to the combined company's securities to be issued in connection with the Business Combination and a proxy statement with respect to the Special Meeting at which the shareholders of RACA will vote on the Business Combination. RACA urges its investors, shareholders and other interested persons to read the definitive proxy statement/ prospectus relating to the Special Meeting as well as other documents filed with the SEC because these documents will contain important information about RACA, POINT and the Business Combination. The definitive proxy statement/prospectus relating to the Special Meeting will be mailed to shareholders of RACA as of the close of business on June 4, 2021, the record date for the Special Meeting. Shareholders are also be able to obtain a copy of the S-4, including the proxy statement/prospectus, and other documents filed with the SEC without charge, by directing a request to: Research Alliance Corp. I, Attn: Secretary, 200 Berkeley St, 18th floor, Boston, MA 02116. The definitive proxy statement/prospectus relating to the Special Meeting can also be obtained, without charge, at the SEC's website (www.sec.gov).

Participants in the Solicitation

RACA and POINT and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposed business combination described in this press release under the rules of the SEC. Information about the directors and executive officers of RACA is set forth in RACA’s final prospectus for initial public offering filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”) on July 9, 2020, and is available free of charge at the SEC’s website at www.sec.gov or by directing a request to: Research Alliance Corp. I, Attn: Secretary, 200 Berkeley St, 18th floor, Boston, MA 02116. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the RACA shareholders in connection with the proposed business combination will be set forth in the registration statement containing the proxy statement/prospectus for the proposed business combination when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination and shall not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this press release include, but are not limited to, statements regarding the proposed business combination, including the timing and structure of the business combination, the proceeds from the business combination, the initial market capitalization of the combined company and the benefits of the business combination, as well as statements about the potential attributes and benefits of POINT’s product candidates and the format and timing of POINT’s product development activities and clinical trials. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward-looking statements are subject to a number of significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among others, the ability to complete the business combination due to the failure to obtain approval from RACA’s shareholders or satisfy other closing conditions in the business combination agreement, the occurrence of any event that could give rise to the termination of the business combination agreement, the outcome of any legal proceedings that may be instituted against RACA or POINT following announcement of the proposed business combination and related transactions, the impact of COVID-19 on POINT’s business and/or the ability of the parties to complete the business combination, the ability to obtain or maintain the listing of RACA’s common stock on Nasdaq following the proposed business combination, costs related to the proposed business combination, changes in applicable laws or regulations, the possibility that RACA or POINT may be adversely affected by other economic, business, and/or competitive factors, and other risks and uncertainties, including those included under the header “Risk Factors” in the registration statement on Form S-4 filed by RACA with the SEC and those included under the header “Risk Factors” in the final prospectus of RACA related to its initial public offering. Most of these factors are outside of RACA’s and POINT’s control and are difficult to predict. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

RACA Contact:

Matthew Hammond

Chief Financial Officer

(617)-778-2540

POINT Contact:

Ari Shomair

VP, Corporate Affairs
media@pointbiopharma.com
(647) 812-2417

Investor Relations Contact:

Alex Lobo

Stern Investor Relations

investors@pointbiopharma.com